UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

N8 Concepts, Inc.
(Name of small business issuer in its charter)

Colorado	5651	20-8677788
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1869 W. Littleton Blvd.
Littleton, Colorado 80120
(303) 738-8994
(Address and telephone number of principal executive offices)

1869 W. Littleton Blvd.
Littleton, Colorado 80120
(303) 738-8994
(Address of principal place of business or intended principal place of business)

James H. Watson, Jr.
1869 W. Littleton Blvd.
Littleton, Colorado 80120
(Name, address and telephone number of agent for service)

Copies to:
Jeffrey A. Bartholomew, Esq.
Robinson Waters & O'Dorisio, P.C.
1099 Eighteenth Street
Suite 2600
Denver, CO  80202
Telephone: (303) 297.2600
Facsimile No. (303) 297-2750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,500,000	$0.075	$112,500.00	$3.45

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER __, 2007

PRELIMINARY PROSPECTUS

1,000,000 Shares Offered by
N8 Concepts, Inc.
and
500,000 Shares offered by Selling Shareholders

This is our initial public offering. We are offering, on a "best efforts" basis, a total of 1,000,000 shares of our common stock to be issued by us (the "new shares"). We are also registering for our selling shareholders a total of 500,000 shares of common stock. We will not receive any of the proceeds from the sale of our common stock by selling shareholders. The concurrent offering of 500,000 shares of our common stock by the selling shareholders is separate from our offering of up to 1,000,000 new shares. Our common stock is not listed on any national securities exchange or the NASDAQ stock market. There is currently no public or established market for our shares. Consequently, our shareholders, including the purchasers in this offering,  will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

There is no minimum number of the new shares that we have to sell pursuant to this offering. There will be no escrow account, trust or similar account established for the sale of the new shares to be distributed by us. All consideration received from the offering of the new shares by us will be immediately used by us, and there will be no refunds of accepted subscriptions for new shares. We have arbitrarily set the offering price for our shares at $0.075, and the offering price does not bear any relationship to our assets, book value, net worth, earnings, results of operations or other established valuation criteria. We anticipate that all offers, sales and other distributions of the new shares will be by or through the Company's officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), without special compensation or commission with respect to any such sales or distribution of such new shares.  This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will expire on the earlier to occur of: (i) the date when all of the shares have been sold or (ii) 12 months after the date of this prospectus.
	Per Share	Total

Public offering price	$0.075	$112,500
Underwriting discounts and
commissions	$0.00	$0.00

WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH AN INVESTMENT IN N8 CONCEPTS, INC. AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __________________, 2007.

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TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	1
USE OF PROCEEDS	8
DILUTION AND COMPARATIVE INFORMATION	9
DETERMINATION OF OFFERING PRICE	10
SELLING SHAREHOLDERS	10
PLAN OF DISTRIBUTION	11
THE COMPANY	15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18
CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE	19
CONFLICTS OF INTEREST	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
DESCRIPTION OF SECURITIES	20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	20

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SUMMARY INFORMATION AND RISK FACTORS

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors" section and our financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

The Company

References  in this  prospectus to "N8 Concepts," "we," "us, "the Company," and "our" refer to N8 Concepts, Inc., a Colorado corporation.

We are a development stage company that was organized under the laws of the State of Colorado on March 21, 2007. Currently we have separate 10-year exclusive licenses from our president and founder, James H. Watson, Jr., to use each of the logos "NEVER LAY UP," "POLICE THE CREASE," and "RAIL RAT." Mr. Watson has developed these marks and has applied to register those marks with the United States Patent and Trademark Office (the "PTO"). We are licensing these marks with the intention of introducing and promoting the marks and related logos on a line of apparel for wholesale and retail distribution.  We have introduced  a line of sportswear, consisting of polo shirts, mock shirts, caps, towels, watches, tee shirts, and other goods bearing the logo "Never  Lay Up."  To date, we have sold our merchandise directly to the public and through two wholesale transactions. In the future we intend to sell our products primarily through our websites at www.neverlay-up.com and www.policethecrease.com.  We believe that our logos will have appeal to certain purchasers of sportswear as a "lifestyle" philosophy or theme.  Our principal place of business is 1869 W. Littleton Blvd., Littleton, Colorado 80120, and our telephone number is (303) 738-8994.  Information on our websites is not a part of this prospectus.

We have operated at a loss since our inception, and we cannot assure you  that we will operate at a profit in the future.  Because we have operated at loss, we have relied upon a private placement of common stock to fund our operations since our inception, and must continue to rely on debt or equity investments (including the proceeds from this offering) until we operate profitably, if ever.

Our auditor's report dated August 10, 2007 on our financial statements for the year ended June 30, 2007 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern.  We continue to be undercapitalized because of our continued losses from operations.

Summary of the Offering

The Offering of New Shares by N8 Concepts

This prospectus relates to an offering by us of 1,000,000 new shares of our common stock at $0.075 per share.  We are offering those shares on a "best efforts" basis until the earlier of twelve months from the date of this prospectus or the date on which all new shares offered by us are sold.  There is no minimum number of shares that must be sold in this offering.  There will be no escrow account. All money received from our offer of the new shares in this offering will be immediately used by us, and there will be no refunds of accepted subscriptions for new shares.  We are managing this offering without an underwriter.  The shares will be offered and sold on our behalf by our officers and directors.  These officers and directors will not receive a sales commission or any other form of compensation for this offering.  See "PLAN OF DISTRIBUTION."

Selling Shareholders

This prospectus also relates to the possible resale by the selling shareholder of up to 500,000 shares of our common stock.  We will not receive any of the proceeds of sale of our common stock by the selling shareholders. We will not pay any broker commissions in connection with sale of our common stock by selling shareholders. We are paying all expenses associated with the registration of those shares, including legal and accounting expenses.

Determination of Offering Price

We arbitrarily determined the offering price for our shares at $0.075 per share, and that offering price does not bear any relationship to our assets, book value, net worth, earnings, results of operations, or other established valuation criteria.

Risk Factors And Investor Suitability

We are a new company engaged in a highly competitive business. Accordingly, the purchase of our shares is a speculative investment and involves very high risk, and our shares should not be purchased by investors who cannot afford the loss of their entire investment. Although this prospectus relates to a public offering of the new shares, we have established suitability standards for prospective purchasers of the new shares.  New shares will be issued and sold only to those person who meet the definition of an "accredited investor," as that term is defined in Rule 501 adopted by the SEC.  See "Risk Factors" and "PLAN OF DISTRIBUTION—Investor Suitability Standards," below.

Net Proceeds

We will not receive any proceeds from the sale of any shares by any selling shareholders. We will receive proceeds only from the sale of the 1,000,000 shares offered by us pursuant to this offering. Our proceeds from those sales, assuming that all of the shares offered by us are purchased, will be $75,000, excluding costs of this offering. However, we may not sell all 1,000,000 shares offered by us in this offering.

Use of Proceeds

We intend to use the net proceeds from this offering to (1) increase our inventory; (3) complete the development and marketing of our websites; and (3) increase our working capital to fund current and anticipated operating losses. See "USE OF PROCEEDS" below.

Summary Financial Information

The following table shows selected summarized financial data for the Company as of, and for the period ending, June 30, 2007. These data should be read in conjunction with the financial statements and notes included in this prospectus beginning on page F-1.

Statement of Operations Data

March 21 (inception)
through June 30, 2007

Revenue	$2,462
Cost of Goods Sold	4,366
Gross Profit	(1,904)
Selling, General and Administrative Expenses	9,224
Net Profit (Loss)	(12,026)

Balance Sheet Data

As of
June 30, 2007

Total Assets	$16,765
Current Assets	11,274
Total Liabilities	391
Working Capital	10,883
Shareholders' Equity (Deficit)	16,374

RISK FACTORS

Investing in our common stock involves a high degree of risk and should be regarded as highly speculative. As a result, the purchase of our shares should be considered only by persons who can afford the loss of their entire investment. You should carefully consider the risks described below with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below may not be the only ones we will face. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect our business, results of operations or financial condition, and your investment in the Company would likely lose value.

We Have a Very Limited Operating History.  We are newly organized and in our initial stage of development, and we do not have a "track record" of operating history or financial information upon which to base a decision whether to invest in our common stock.  We face all of the risks inherent in a new business and those risks specifically inherent in the type of business in which we propose to engage, namely, the marketing and sale of a limited line of sportswear by means of our Internet websites. Accordingly, an investment in our common stock is highly speculative and is only a suitable investment for an investor who recognizes the high risks involved, has no need for liquidity in the investment, and who can afford a total loss of his investment.  There is no way to tell at this stage of our history whether our business strategy will be successful.  We cannot assure you  that we will be able to successfully complete the development of our websites, sell our products by means of our websites, and operate at a profit. See "THE COMPANY" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

Our Operating Losses and Negative Cash Flow From Operations Cause Substantial Doubt About our Ability to Continue our Business.   We have incurred operating losses since our inception in March, 2007.  There can be no assurance that we will ever operate at a profit.  Because we expect to continue to incur sales and marketing and administrative expenses, we will need to generate revenues to become profitable and sustain profitability.  We may not achieve or sustain our revenue or profit goals.  To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be significantly adversely affected.  Our auditor's report dated August 10, 2007 on our financial statements for the year ended June 30, 2007 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern.  We continue to be undercapitalized because of our continued losses from operations.  We believe that the proceeds of this offering, assuming that we are able to sell all 1,000,000 of the new shares offered by us hereby, will provide us with the capital necessary to achieve profitability; however, we cannot assure you that we will be able to operate at a profit after the completion of this offering, or ever.  If we are unable to operate at a profit, we will need additional financing in order to fully implement our business plan.  We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on terms that would allow us to achieve profitability and to sustain our business. If we cannot operate at a profit and cannot obtain such additional financing, we likely will be required to terminate our operations, which could result in a total loss of your investment.

Our Success Will Depend on a Limited Business Strategy.  We intend to offer a limited number of sportswear apparel items only through our Internet websites and do not at this time have any plans to attempt to sell our products through "brick and mortar" stores.  Furthermore, we believe that our success will be dependent on the acceptance of our "lifestyle" theme and brands associated with our products.  If our brands and logos are not as popular or as accepted as we project, our results of operations and net worth will be adversely affected.  See "THE COMPANY—Business" and "—Markets and Marketing."

We Will Face Intense Competition From Competitors That Are Much Larger Than we Are.  The business of selling logo sportswear is intensively competitive. Our current primary competitors for logo athletic wear include numerous successful brands such as "Life is Good," "Big Dog," "Ocean Pacific," "Under Armour," and others. There are relatively low barriers to entry into our business. Many of our competitors or potential competitors have longer operating histories, longer customer relationships, better brand awareness, and significantly greater financial, managerial, sale and marketing and other resources than we do. If we are not aggressive in quickly attaining a consumer base sufficient for us to rely on for sustainable cash flow, our business will suffer and may fail.  See "THE COMPANY—Competition."

We May Become Involved in a Legal Dispute Over the First Trademark That We are Using.  We recently learned that Callaway Golf Company ("Callaway"), a large integrated designer, maker, and seller of golf clubs, balls, and soft goods, filed an application to register the mark "NEVER LAY UP," proposing to use that mark in connection with the sales of golf clubs, golf bags, golf balls, and golf club head covers.  We have recently sent a letter to Callaway demanding that it refrain from using that mark with respect to those products and that it withdraw its application to register that mark. As of the date of this prospectus, we have not received a response from Callaway to our demand letter. Although we believe that our right to use the mark "NEVER LAY UP" is superior and prior to Callaway's right to use that mark, we would face substantial expense and risks in the event of litigation or other dispute between us and Callaway.  According to its Annual Report on Form 10-K, filed with the SEC, Callaway had revenues in 2006 of over $1 billion.  In the event of litigation between us and Callaway, we would not have the financial and other resources that Callaway has to assert its rights to use the mark "NEVER LAY UP."  See "THE COMPANY—Potential Trademark Dispute."

We Have Not Conducted Any Formal Market Research.  We have not conducted any formal marketing surveys or research, and the views of management concerning the potential for our products and proposed products are the personal views of management and are not based upon any empirical data or formal market research. We cannot assure you that a market for our products and proposed products exists or, if such a market exists, that such market is of the magnitude anticipated by our management.

A Reduction in Discretionary Consumer Spending Could Reduce Sales of our Products.  Our products are discretionary purchases for consumers.  Consumers are generally more willing to make discretionary purchases of our products during favorable economic conditions  Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation, and consumer confidence in future economic conditions  Our customers' purchases of discretionary items, including our products, could decline during periods when disposable income is lower, or periods of actual or perceived unfavorable economic conditions  Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending could lead to reduced sales of our products  A general slowdown in the United States economy and the uncertain economic outlook can be expected to adversely affect consumer spending habits, which can be expected to adversely affect our net revenues  A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

We Anticipate that Our Business Will be Highly Seasonal, and if we do not Accurately Predict our Sales and Expenses During our Anticipated Peak Seasons, we Would Suffer Significant Losses.  We anticipate that our business will be highly seasonal.  We anticipate that sales during our second fiscal quarter of each year, which includes the Father's Day selling season, and the Christmas holiday selling season will contribute a disproportionate percentage of our revenues for the entire year.  We expect to make decisions regarding merchandise well in advance of the seasons in which it will be sold, particularly for the Father's Day and Christmas holiday selling seasons.  We expect to incur significant additional expenses leading up to and during our second fiscal quarter and the month of December in anticipation of higher sales in those periods, including acquiring additional inventory, advertising, and seasonal contract labor.  If our sales during our peak seasons are lower than we expect for any reason, we may not be able to adjust our expenses in a timely fashion.  As a result, our margins may be significantly affected, our revenues may decrease, and we may suffer significant losses.

We Will be Highly Dependent on Our Officers, and They Have Other Business Interests.  We are highly dependent on the services of our officers, James H. Watson, Jr. and Kenneth Relyea.  The loss of the services of either of them would have a materially adverse impact on our results of operations, cash flow, and net worth.  We do not currently maintain any key man life insurance policy with respect to either of our officers and do not anticipate that we will obtain such insurance.  Mr. Watson and Mr. Relyea have other business interests to which they devote substantial time and attention.  The business needs of the Company for their time and efforts may exceed the amount of time and effort they are able or willing to devote to the Company, in which case our business will likely suffer.  Currently, we do not employ any executives who could manage our business in the event that Mr. Watson or Mr. Relyea could or would not devote a sufficient amount of time and attention to our business.  See "DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

We May Need to Raise Additional Capital, Which May Not Be Possible.  Although we believe that the net proceeds of this offering will be sufficient to fund our general working capital needs for not less than six months, there can be no assurance that we will be able to generate sufficient funds from operations to support ongoing operations after such period of time.  In the event that we would need additional debt or equity financing to support operations, there is no assurance that we would be able to raise such capital in an amount sufficient to continue our operations after the proceeds of this offering have been used.  In the event we require additional financing, we will seek such financing through bank borrowing, debt or other equity financing, corporate partnerships or otherwise.  We cannot assure you that such financing would be available to the Company in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on terms that would allow us to achieve profitability and to sustain our business.  We do not presently have a credit line available with any lending institution.  Any additional equity financing may involve the sale of additional shares of our common stock on terms that have not yet been established.  These terms may be more favorable to future investors than those contained herein.

We May Have to Issue Additional Shares of Common Stock, Which May Dilute the Interest of Existing Shareholders.  We are authorized to issue 100,000,000 shares of our common stock.  We currently have outstanding 5,500,000 shares of common stock, the only class of stock that we are authorized to issue.  At the completion of this offering, we will have 6,500,000 shares of common stock outstanding, assuming that we are able to sell all 1,000,000 of the new shares offered hereby.  We may issue shares of common stock beyond those already issued for cash, services, or as employee incentives.  To the extent that additional shares of common stock are issued, such issuance may cause additional dilution in the book value per share of the common stock offered hereby.

We May Suffer the Risk and Effects of Rapid Growth.  If we experience a period of rapid growth, as to which we cannot provide any assurance, such growth may place strains upon our management and operational resources.  Our ability to manage growth effectively would likely require us to expand and integrate successfully our business and administrative operations and may require us to hire additional management or other personnel.  We cannot assure you that we would be able to locate and hire personnel to help manage any significant growth that we may experience.

We Will Become Subject to the Periodic Reporting Requirements of the Securities Exchange Act of 1934, Which Will Require us to Incur Significant Audit Fees and Legal Fees in Connection with the Preparation of Such Reports.  Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, we anticipate that we will retain our legal counsel to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be a significant expense to our operations and thus have a negative effect on our ability to earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending June 30, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal year 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of June 30, 2008. Although we believe that our business model will make it relatively easy to comply with the requirements of Section 404, we still expect to incur significant additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Shares Purchased in This Offering Are Not a Liquid Investment.  There is no public or other market for our common stock, and no such market is likely to develop in the foreseeable future. We do not currently intend to apply to list our common stock on any securities exchange.  We may seek one or more broker-dealers to file an application with the NASD on our behalf so as to be able to quote prices for shares of our common stock on the over-the-counter bulletin board (the "OTCBB") maintained by the NASD, but there can be no assurance that any such broker-dealer will ever file such an application.  We are not permitted to file such application on our own behalf, and we are not aware of any broker-dealer intending to file such an application.  Accordingly, purchasers of our common stock may never be able to liquidate their investment.

In addition, if a market is ever established, our common stock is unlikely to be followed by any market analysts, and there may be no institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock. Unless our common stock is fully distributed and an orderly market develops in our common stock, the price at which it trades is likely to fluctuate significantly.  If such a market is established, prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us, and general economic and market conditions.  We cannot assure you that an orderly or liquid market will ever develop for our common stock.

If a Market Ever Develops for Our Stock, Sales of Shares Under Rule 144 May Depress the Market Price of the Shares.  All of the outstanding shares of our common stock held by our shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as our shares are not currently subject to trading on an exchange or an "automated quotation system" and, accordingly, market based volume limitations are not available for them.  As a result of revisions to Rule 144 which became effective in 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least two years.  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop for them.

Any Market that Develops in Shares of our Common Stock Will be Subject to the Penny Stock Regulations and Restrictions, Which Will Reduce Liquidity and Make Trading Difficult or Impossible.  The trading of our securities, if any, will be in the OTCBB maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

Rule 3a51-1 adopted by the SEC under the Securities Exchange Act of 1934, as amended, establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future.  This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market that may develop for our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our common stock. Even if a secondary market does develop for our common stock, our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

Any Trading Market That May Develop May be Restricted by Reason of State Securities, or "Blue Sky" Laws Which Prohibit Trading Absent Compliance With Individual State Laws, and Such Restrictions May Make it Difficult or Impossible to Sell Shares in Those States.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock.  Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also "Plan of Distribution--State Securities-Blue Sky Laws."

We do not Expect to Pay Dividends in the Foreseeable Future.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, if any, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock and your ability to sell your shares in an established trading market, if any should develop.

Because we Are Not Subject to Compliance With Rules Requiring the Adoption of Certain Corporate Governance Measures, our Shareholders Have Limited Protections Against Interested Director Transactions, Conflicts of Interest, and Similar Matters.  The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and adopted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not  adopted these measures.

Because neither of our directors is an independent director, we do not currently have independent audit or compensation committees.  As a result, these directors have the ability, among other things, to determine their own level of compensation.  Unless we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

The Offering Price of the Shares Offered in This Offering Was Arbitrarily Determined and, Therefore, Should Not be Viewed as an Indicator of the Value or Future Market Price of Those Shares.  Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.075 for the shares of common stock was arbitrarily determined. The facts we considered in determining the offering price are based solely on the progress we have determined that we have made as a company since our private placement offer of $0.05 per share in 2007.  The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You Will Suffer Immediate and Substantial Dilution of the Value of Any Shares You Purchase in this Offering.  The book value of any shares you purchase in this offering will be substantially less than the offering price of $0.075 per share.  Accordingly, you will suffer dilution of the value of any shares you purchase in this offering in the amount of $0.0643 per share, or 86% of the offering price of $0.075 per share, if we are able to sell all of the new shares offered hereby.  See "DILUTION AND COMPARATIVE INFORMATION."

Our Directors Will Own _a Substantial Majority of Our Common Stock After This Offering, Which Will Limit or Eliminate the Ability of Our Minority Shareholders to Influence Our Operations or Strategies.  Upon the completion of this offering, our 2 officers and directors will beneficially own approximately 77% of our outstanding common stock, assuming sale of all new shares being offered hereby.  Because of their beneficial stock ownership, those officers will be in a position to continue to elect themselves (or their designees) to our board of directors, decide all matters requiring stockholder approval, and determine our strategies.  The interests of our officers may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions.  The minority shareholders would have no way of overriding decisions made by our 2 officers.  This level of control may also have an adverse impact on the market value of our shares because our officers may institute or undertake transactions, policies, or strategies that result in losses.
A Purchase of Our Common Stock May Not be a Suitable Investment for ERISA Plans.  In considering an investment in our common stock on behalf of a pension or profit-sharing plan (including a Keogh plan and an IRA) or a welfare benefit plan, the plan fiduciary should consider, among other things, the following matters under the Employment Retirement Income Security Act of 1974, as amended ("ERISA") whether the investment in the common stock (i) is permissible under the documents and instruments governing the plan; (ii) satisfies the diversification requirements of ERISA; (iii) is prudent considering all of the facts and circumstances, including the fact that there will not be any public market for the disposition of those shares; (iv) is solely made in the interest of the participants in the plan; and (v) could result in, or cause, a prohibited transaction.

USE OF PROCEEDS

Our net proceeds from this offering, after deducting offering expenses estimated to be approximately $22,500, will be from $27,500 (if we sell only 50% of the new shares offered hereby) to $52,500 (if we sell all of the new shares offered hereby).  The offering is being made on a best-efforts basis, and we do not know how many shares will be sold in this offering.  The primary purposes of this offering are to obtain additional capital to develop and market our websites, to purchase inventory, and to provide working capital.  We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders pursuant to this prospectus.  The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds in descending order, based upon our current business plan and assuming that (i) two-thirds of the new shares offered by us in this offering are sold (for gross proceeds of $50,000); and (ii) all of the new shares offered by us in this offering are sold (for gross proceeds of $75,000).

Gross Proceeds from Offering	$50,000.00

Offering Expenses	$22,500.00	45.00%
(Legal, Accounting, Filing Fees)

Inventory	$10,000.00	20.00%

Website Development/Marketing	$8,750.00	17.50%

Working Capital	$8,750.00	17.50%

	$50,000.00	100.0%

Gross Proceeds from Offering	$75,000.00

Offering Expenses	$22,500.00	30.00%
(Legal, Accounting, Filing Fees)

Inventory	$22,500.00	30.00%

Website Development/Marketing	$15,000.00	20.00%

Working Capital	$15,000.00	20.00%

	$75,000.00	100.0%

DILUTION AND COMPARATIVE INFORMATION

Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place.  The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding.  Net tangible book value figures representing the effects of the offering take into account the offering expenses.  As of June 30, 2007, there were 5,450,000 shares of our common stock issued and outstanding.  The audited book value of the Company, as of June 30, 2007 was $16,374 or approximately $0.0030 per share of common stock.  The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in the net tangible book value after June 30, 2007 and without taking into account 50,000 shares of common stock that we issued after June 30.  Dilution figures are given assuming (i) the sale of 50% of the new shares of common stock offered by the Company hereby (or 500,000 shares) and the receipt by the Company of $37,500 (gross proceeds) and (ii) the sale of all of the new shares of common stock offered by the Company hereby (or 1,000,000 shares) and the receipt by the Company of $75,000 (gross proceeds).

	500,000 New Shares Sold	1,000,000 New Shares Sold
Public offering price per new share	$0.075	$0.075

Net tangible book value per share
before this offering	$0.0030	$0.0030

Increase per share attributable to
new investors	$0.0023	$0.0077

Adjusted net tangible book value per
share after this offering	$0.0053	$0.0107

Dilution per share to new investors	$0.0697	$0.0643

Percentage dilution	93%	86%

Comparative Value

The following tables summarize the number of new shares to be purchased from the Company as a part of this offering (assuming that all of the new shares offered hereby are sold), the number of shares purchased as a percentage of our total outstanding shares, the aggregate consideration for such shares, the aggregate consideration as a percentage of total consideration, and the average consideration paid per share for such shares by all existing shareholders and the investors in this offering.  Such figures are given assuming (i) the sale of 50% of the new shares of common stock offered by the Company hereby (or 500,000 shares) and the receipt by the Company of $37,500 (gross proceeds) and (ii) the sale of all of the new shares of common stock offered by the Company hereby (or 1,000,000 shares) and the receipt by the Company of $75,000 (gross proceeds).  In addition, the figures are based on our financial condition at June 30, 2007, when there were 5,450,000 shares of common stock outstanding.  Since June 30, we sold an additional 50,000 shares of common stock.

Assuming All 1,000,000 New Shares Offered by the Company Are Sold

		%	Aggregate			Average
	Shares	Of Total	Consideration			Price Per
	Purchased	Shares	Paid			Share

			$		%
				$
Current Shareholders	5,450,000	84%	$27,500		27%	$0.005

Investors in this Offering	1,000,000	16%	$75,000		73%	$0.075

Assuming One-half (i.e., 500,000) of the New Shares Offered by the Company Are Sold

		%	Aggregate			Average
	Shares	Of Total	Consideration			Price Per
	Purchased	Shares	Paid			Share
			$	%
Current Shareholders	5,450,000	92%	$27,500	42%		$0.005

Investors in this Offering	500,000	8%	$37,500	58%	%	$0.075

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.  The offering price was determined by the price that shares were sold to certain of our shareholders in our private placement in May 2007, i.e., $0.05 per share, and the progress we have determined that we have made as a company since our private placement.  The offering price of the shares of our common stock has been determined arbitrarily by us and does not bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value.

SELLING SHAREHOLDERS

The following table details the name of each selling shareholder, the number of shares owned by the selling shareholder, and the number of shares that may be offered for resale under this prospectus.  Because each selling shareholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, we are assuming that all shares offered by each selling shareholder will be sold in this offering.  We have prepared the following table on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling shareholders.  Except as indicated, none of the selling shareholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares.  The selling shareholders will sell their shares at $0.075 per share.

	Number	Number of	Shares Beneficially
	of Shares	Shares to	Owned After Offering
Name	Owned	be Offered	Number	Percent(1)

Michele A./Paul R. Over	100,000	100,000	-0-	-0-
Michael J. Swinyard	50,000	50,000	-0-	-0-
Steven W. Rich	50,000	50,000	-0-	-0-
Kirk J. Eberl	200,000	200,000	-0-	-0-
Chris Wrolstad	50,000	50,000	-0-	-0-
Michael T. Lansing	50,000	50,000	-0-	-0-

Total:	500,000	500,000	-0-	-0-

________________
 (1) Assumes that all 1,000,000 new shares offered by us in this offering are sold and that the selling shareholders sell all of the shares being registered for sale by them.

PLAN OF DISTRIBUTION

This offering shall begin upon the date of this prospectus and will expire on the earlier to occur of: (i) the date when all of the new shares offered by us have been sold or (ii) 12 months after the date of this prospectus.  We are managing this offering without an underwriter.  The shares will be offered and sold by our officers and directors.  These officers and directors will not receive a sales commission or any other form of compensation for this offering.  In connection with their efforts, our officers and directors will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934.  Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements.  No one has made any commitment to purchase any or all of the shares being offered.  Rather, the officers and directors will use their best efforts to find purchasers for the new shares.  We cannot predict how many new shares, if any, will be sold.

We also may retain licensed broker/dealers to assist us in the offering and selling of the shares offered by us, if we determine such to be in our best interest.  At this time we do not have any commitments, agreements, or understandings with any broker/dealers.  In the event we retain any broker/dealers to assist in the offering and selling of the shares offered by us, we will update this prospectus accordingly.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us.  This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.  Any purchases made by officers, directors, and their affiliates shall be for investment purposes and not for resale.  In addition, no proceeds from this offering will be used to finance any such purchases.  Purchasers of share either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration.  Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Shares Offered by Us

We are registering for sale or distribution a maximum of 1,000,000 new shares of common stock at the offering price of $0.075 per share.  There is no minimum number of shares that must be sold in this offering.  There will be no escrow account for any funds received from purchasers of the shares offered by us.  All funds received by us from this offering will be immediately used by us, and there will be no refunds once a subscription for new shares is accepted.

Investor Suitability Standards

Even though the offers and sales of the new shares will be made pursuant to a public offering, because of the speculative nature of the investment in the new shares, we are restricting the investors from whom we will accept orders for new shares to "accredited investors," as that term is defined in Rule 501 of Regulation D adopted by the Securities and Exchange Commission.  All prospective purchasers of the new shares will be asked to complete a questionnaire so that we may determine whether such prospective purchaser is an accredited investor.  The definition of an "accredited investor" includes any individual whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000 and any individual who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

We have the right to accept or reject subscriptions in whole or in part, for any reason of for no reason, for new shares offered by us.  All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Shares Offered by Selling Shareholders

We are also registering the shares currently held by certain of our shareholders to permit them and their transferees or other successors in interest to offer the shares from time to time.  We will not offer any shares on behalf of any selling shareholder, and we will not receive any of the proceeds from any sales of shares by such shareholders.  The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means.  If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTCBB:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
•	as principal to facilitate the transaction;
•	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transaction;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling shareholder may intend to sell shares.   The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling shareholders.  The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling shareholder has entered into an agreement with a prospective underwriter. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions, rules and regulations of the  Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock.  Following the consummation of this offering, we do not anticipate that any such trading market will develop.  Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely.  We may seek a market maker to sponsor our common stock on the OTC Bulletin Board.  Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board.  No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all.  Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 3, above, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

•	sells for less than $5 a share,
•	is not listed on an exchange, and
•	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

•	that transactions in penny stocks are suitable for the person and
•	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.  Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.  Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document."  This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market.  The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction.  Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by the Congress and the SEC to abuses in the marketing of low-priced securities by "boiler room" operators.  The scheme imposes market impediments on the sale and trading of penny stocks.  It limits a shareholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

THE COMPANY

Business

The Company was formed as a Colorado corporation on March 21, 2007.  Its principal office is currently located at 1869 W. Littleton Blvd., Littleton, Colorado 80120. The Company's telephone number is 303/738-8994. The Company's fax number is 303/347-8763.

        N8 Concepts, Inc. was formed with the primary focus of developing a line of athletic apparel using the logos "NEVER LAY UP," "POLICE THE CREASE" and "RAIL RAT." We license all of these logos from our president and founder, James H. Watson, Jr. pursuant to separate agreement granting us 10-year exclusive licenses to each of those marks.  At first, the company will focus on the golf market by developing a line of golf specific athletic apparel.  Our first logo, "NEVER LAY UP," is intended to represent a lifestyle philosophy and credo.  The term is derived from golf and, in particular, a golf shot.  When a player is faced with a hazard, most often a water hazard, in front of him, the player has two choices—he can try to play the ball short, so that it lands in front of the hazard (a "lay up") and in position so that the player can hit his next shot over the hazard.  The other choice that the player has is to attempt to play the ball over the hazard on the first shot, thus avoiding a "lay up" shot.  Our sportswear and logo are intended to evoke the "Never Lay Up" lifestyle and philosophy.  We believe that our success, if any, will depend on the popularity and market acceptance of our logos and philosophy at least as much as it will depend on the styles, styling, fabric, colors, and other physical attributes of our products.  We have not conducted any formal market research, and do not intend to conduct such research, to determine whether our assumption is correct or to determine whether consumers are likely to embrace our lifestyle concept and logo.  If our brands and logos are not popular or widely accepted in the market, our financial condition and results of operations will be adversely affected.

At present, we have introduced the following products into the market: several styles of polo shirts, mock shirts, tee shirts, golf towels, watches, and golf caps. In the future we intend to add certain outerwear (i.e. wind shirts) to the line as well as golf club head covers and logo golf balls and ball markers. We currently buy our goods from U.S. sources, which means our margins are substantially smaller than if we bought in bulk from offshore sources. However, by buying in the U.S., we can maintain a smaller inventory, which improves short term cash flow and also allows us to react more quickly and aggressively in the marketplace.

We offer a full, no questions asked return policy on all our goods so long as they are returned to the Company in original condition with all tags and labels properly attached. At present, we fulfill our Internet orders from our corporate offices. In the future, if the need arises we may need to source that responsibility to a company that specializes in that business. Our president is very familiar with such companies and is prepared to make such a decision if and as the need arises.  We have no plans to hire any additional full time or part time employees at present. If and when we require additional manpower to effectively manage our business we anticipate using seasonal, contract labor to fulfill such needs.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will be required to file annual reports on form 10-KSB, quarterly reports on Form 10-QSB (or their successors) and current reports on Form 8-K.  You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.W.  Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains and Internet site that contains reports, proxy and information statements, and other information regarding us at the SEC website (http://www.sec.gov).

Markets and Marketing
Our primary source of marketing our goods in the future will be by means of the Internet. We anticipate that the Internet will continue to be a very important component to our future success. In the meantime, we have already introduced our "NEVER LAY UP" mark into the marketplace through a direct sales approach with encouraging results.  We intend to continue selling direct into the market with "NEVER LAY UP" in the coming months as well as with our second mark, "POLICE THE CREASE", which we intend to debut in September 2007.  Our "POLICE THE CREASE" line is intended to appeal to players of sports that have a crease in front of the goal, namely soccer, lacrosse, ice hockey, and roller hockey.  Our third logo, "RAIL RAT," is intended to appeal to persons involved in snowboarding or skateboarding.  Several snowboarding and skateboarding tricks involve riding on a "rail" made of steel or other hard substance.

We license all three of these marks from James H. Watson, Jr., our president and founder, pursuant to separate agreements granting us a 10-year exclusive licenses to each of those marks.  Mr. Watson has filed applications to register all three of these marks with the United States Patent and Trademark Office (the "PTO").  We cannot guarantee that the PTO will register these marks, or any of them.  Registration of a trademark with the PTO provides the registrant with certain legal rights that the user of the mark would not otherwise have, such as the ability to enforce the mark against infringers in federal courts, nationwide service of process, and remedies otherwise not available to a prior user in the event of infringement.  Registration, however, is not a matter of right.  The PTO may refuse to register any mark for any of several reasons, including, for example, its finding that a mark for which registration is sought is likely to cause confusion among the consuming public with the same mark or a similar mark used by a prior user in connection with the sale of the same or similar goods or services.  As of the date of this prospectus, Mr. Watson has not received any response to any of the applications he has filed to register the marks that we propose to use in connection with our goods.  Our license agreements with Mr. Watson require us to pay $100 per year for each mark licensed from him.

The biggest need the Company sees in the near future is the financial resources to fully deploy and market our websites www.neverlay-up.com and www.policethecrease.com.  In addition, we will need the inventory on hand to fulfill such orders if and as they begin coming in larger quantities.  As discussed above, we believe that our success will depend in large part on the acceptance of the lifestyle themes embodied in our logos "NEVER LAY UP," "POLICE THE CREASE," and "RAIL RAT."  If any or all of these registrations are granted, Mr. Watson will have the right to exclude any later users of the registered mark(s) (and any confusingly similar marks) in connection with sales of goods similar to our products.  Enforcing such rights, however, will be our responsibility, and any attempts to enforce our marks against infringers can be expected to be costly and may involve litigation.  Other, prior users of similar marks in similar fields of business may oppose the registration of our mark.  We cannot predict whether any such oppositions will be filed against our registration or, if any such oppositions are filed, whether we would prevail in those proceedings.  Even if we are granted registration of our mark, other, prior users of similar marks may accuse us of trademark infringement and may attempt to enforce their marks against us.  Defending any such actions will be costly and may involve litigation.  In the event that we should lose any such trademark infringement litigation, we may be forced to pay damages to the other users and may be enjoined from selling products associated with the infringing logo.

Mr. Watson may not be granted registration of our marks "NEVER LAY UP," "POLICE THE CREASE," or "RAIL RAT."  The refusal of the Patent and Trademark Office to register any of those  marks will significantly reduce our rights in and to those marks.

Potential Trademark Dispute

We recently learned that Callaway Golf Company ("Callaway"), a large integrated designer, maker, and seller of golf clubs, balls, and soft goods, filed an application to register the mark "NEVER LAY UP," proposing to use that mark in connection with the sales of golf clubs, golf bags, golf balls, and golf club head covers.  We have recently sent a letter to Callaway demanding that it refrain from using that mark with respect to those products and that it withdraw its application to register that mark. As of the date of this prospectus, we have not received a response from Callaway to our demand letter. We believe that our right to use the mark "NEVER LAY UP" is superior and prior to Callaway's right to use that mark.  Mr. Watson's application to register the mark  "NEVER LAY UP" is based on his alleged actual use of the mark in commerce, as that term is used in the federal trademark act, the Lanham Act, while Callaway's application is based on its intent to use the mark.  In general, prior rights to a mark are established by the actual use of the mark in commerce. Mr. Watson seeks to register the mark, "NEVER LAY UP" in connection with polo shirts, mock shirts, caps, towels, watches, tee shirts, and other items of clothing, while Callaway seeks to register the mark for use in connection with the sale of golf clubs, golf bags, golf balls, and golf club head covers.  We believe that the Callaway products are similar to our line of clothing and that consumers could be confused as to the origin of goods they might purchase bearing that mark.  Accordingly, we have sent the demand letter to Callaway described above.  In the event that Callaway does not accede to our demands, it is likely that we would face substantial expense and risks in the event of litigation or other dispute between us and Callaway.  According to its Annual Report on Form 10-K, filed with the SEC, Callaway had revenues in 2006 of over $1 billion.  In the event of litigation between us and Callaway, we would not have the financial and other resources that Callaway has to assert its rights to use the mark "NEVER LAY UP."  Furthermore, we cannot predict the results of any litigation or administrative action between us and Callaway to resolve such a dispute.

Internet Websites

We have secured the rights to the Internet domain names www.neverlay-up.com,  www.policethecrease.com  as well as our corporate site www.n8concepts.com.  We do not have the financial resources to fully deploy and market these websites at this time.  We intend to more fully develop and market our fully functional, e-commerce websites with the proceeds of this offering.  We maintain ongoing discussions of strategic planning with our Internet marketing partner Vision Business Systems of Denver, Colorado who we anticipate will be assisting us in our future online marketing strategy.  Information on our websites is not a part of this prospectus.

Competition

The area in which we operate our business is highly competitive.  The market is largely fragmented with numerous smaller, independent companies operating within their own defined niche and market.  However, many such organizations have proven operating histories, which we currently lack.  There are also several large, integrated companies that sell athletic and sportswear.  These companies have well-recognized and well-accepted logos and brands, such as "Life is Good," "Big Dog," "Ocean Pacific," "Under Armour," and others, and these companies have much larger advertising and marketing budgets than we expect to ever have. See also "--Potential Trademark Dispute," above.

The barriers to competition in our industry are fairly low.  We have been able to launch our business with only moderate initial capitalization, and many other businesses could do the same.  We believe that an important factor in our success, if any, will be the acceptance of our logos and the "lifestyles" they represent.  If those themes and logos are not widely accepted or are not as popular as those of our competition, our business will be adversely affected.

Litigation

The Company is not presently a party to any litigation nor, to the knowledge of management, is any litigation threatened.  See also "--Potential Trademark Dispute," above.

Description of Property

The Company currently leases office space from its President on an accrued rate of $300.00 per month beginning in July 2007. At present, management believes that adequate growth can be accomplished in its present space allocation. However, should the Company experience a large, rapid growth spurt in sales and/or inventory requirements, additional space may be needed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company has experienced an encouraging response to its initial consumer brand "Never Lay Up" since its debut in May 2007.  Product sales to date have been steady and growing at a manageable pace for the Company's resources.  We believe that the additional funding from the sale and issuance of the new shares as described in this prospectus will allow us to grow through  our Internet properties and those related vertical markets, although, of course, we cannot provide any assurance that we will be able to grow as we currently anticipate.

Although thin, our cash resources thus far have allowed us to keep adequate inventory on hand in order to fulfill the orders we have experienced to date.  With the addition of the funding as described herein, management believes that such resources will give us a minimum of six months worth of cash on hand to ensure proper inventory levels, to more adequately deploy and market our Internet properties, and to allow us the ability to launch our second consumer brand, "POLICE THE CREASE" which is geared toward the ice hockey, roller hockey, lacrosse, and soccer sports markets.  Our third brand, "RAIL RAT," is aimed at the snowboarding and skateboarding enthusiast.

Although we have no other brand concepts planned at this time, we may choose to develop other branding properties.  The company's strategy is clearly to take advantage of niche product opportunities geared toward certain sports markets as we perceive that they become available to us.  For the next twelve months, however, we intend to concentrate our efforts on the successful deployment of our two current branding concepts, and thus we have no plans for other branding ideas or concepts at this time.

Adequate staffing for any development stage company is always a concern for management.  However, due to the nature of our existing business we see no scalability issues that would require that we hire a large in house staff. We anticipate that certain seasonal contract labor may be needed by the Company to help us reach our sales goals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of the common stock (the only class of shares previously issued by the Company) as of October 2, 2007 by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of common stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering.  Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

	Name and Address	Shares of	Percent Before	Percent After
Title of Class	of Beneficial Owner	common stock	Offering	Offering

Common Stock	James H. Watson, Jr.	4,000,000	72.7%	61.5%

Common Stock	Kenneth Relyea	1,000,000	18.2%	15.4%

As a Group		5,000,000	90.9%	76.9%

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Name	Age	Position
James H. Watson, Jr.	45	President, Treasurer, Secretary, Chairman of the Board of Directors
Kenneth Relyea	42	Vice President, Director

The Directors named above will serve until the next annual meeting of the Company's stockholders.  Thereafter, Directors will be elected for one-year terms at the annual stockholder's meeting.  Officers will hold their positions at the appointment of the board of directors.

The following is a biographical summary of the experience of the directors and officers of the Company.

James H. Watson Jr., is the President, Secretary, Treasurer, and Chairman of the Company.

Mr. Watson is the Founder and President of JW Capital Corp., a firm that specializes in equity investing and business consulting. From 2001 through 2006, he was also a Co-Founder and Managing Member of The 4 Horsemen, LLC, a Denver, Colorado based private equity investment and consulting firm that specialized in the unique needs of start-up/development stage companies.  Since 1996, Mr. Watson has worked hand in hand with both public and private companies, assisting them with such critical issues as corporate capitalization, corporate strategies, management placement, and general business tactics.

Mr. Watson has served in official capacities in both public and private companies and has served on the Board of Directors of several other businesses.

               Mr. Watson graduated from the University of Tennessee at Chattanooga in 1985 with a Bachelor of Science degree in Political Science/Public Administration.

Kenneth Relyea is Vice President of Sales/Marketing, and a member of the Board of Directors.

For the past thirteen (13) years Mr. Relyea has been the sole owner and shareholder of Affordable Garages and Concrete, a firm that specializes in custom garage construction and concrete flatwork.  In 2000, Mr. Relyea also acquired White Glove Carpet, a firm that specializes in carpet cleaning for commercial and residential business.

Mr. Relyea was born in Cleveland Ohio and graduated from Gilford College in Greensboro North Carolina in 1988 with a Bachelor of Science degree in Accounting.

We are highly dependent on the services of Messrs. Watson and Relyea.  The loss of the services of either of them would have a materially adverse impact on our results of operations, cash flow, and net worth.  We do not currently maintain any key man life insurance policy with respect to either of our officers and do not anticipate that we will obtain such insurance. Mr. Watson currently maintains a successful private equity and small business consulting company to which he is now devoting only 40% of his time and anticipates that he will devote 60% of his time to our business. Mr. Relyea maintains a successful construction and concrete company to which he devotes 80% of his time at present.  If their other business interests require additional time commitments from either Mr. Watson or Mr. Relyea, he (or they) may devote less time and attention to our business, which will likely suffer as a result.  Currently, we do not employ any executives who could manage our business in the event that Mr. Watson or Mr. Relyea could or would not devote a sufficient amount of time and attention to our business.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

We currently use office space in the offices of James H. Watson, Jr., our President.  We have not paid rent for this space, but we are accruing $300 per month for the use of such space.

Neither of our directors is "independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market).  In accordance with these requirements, we have determined that Messrs Watson and Relyea are not "independent directors," as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

EXECUTIVE COMPENSATION

We were formed on March 21, 2007 and have not paid any compensation to our officers or directors. We anticipate that we may compensate our officers and directors with shares or our stock for their services.  However, the amount of such stock or when and if they will be issued has yet to be determined.  At the present time, we do not have any pension, profit-sharing, stock bonus or other related benefit plans.

CONFLICTS OF INTEREST

There is generally no limitation on the right of the executives or directors of the Company, to engage in another business or to render any services of any kind to any entity other than the Company.  The directors may be subject to conflicts of interest arising out of her relationship with the Company and with other entities engaged in specialty retailing, marketing, or distribution activities, some of which entities may be in competition with the Company.  Our officers and directors may sponsor programs that are competitive with the Company.

As described above under "THE COMPANY—Markets and Marketing," we licensee the right to use the marks "NEVER LAY UP," "POLICE THE CREASE," and "RAIL RAT" from our president and founder, James H. Watson, Jr. for an annual fee of $100 for each mark pursuant to separate agreements granting us a 10-year exclusive license to each of those marks.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public or other market for our common stock, and no such market is likely to develop in the foreseeable future. We do not intend to apply to list our common stock on any securities exchange.  One or more broker-dealers may file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the over-the-counter bulletin board (the "OTCBB") maintained by the NASD.  Alternatively, we may seek one or more broker-dealers to file an application with the NASD on our behalf so as to be able to quote prices for shares of our common stock on the over-the-counter bulletin board (the "OTCBB") maintained by the NASD, but there can be no assurance that any such broker-dealer will ever file such an application.  We are not permitted to file such application on our own behalf, and we are not aware of any broker-dealer intending to file such an application.  Accordingly, purchasers of our common stock may never be able to liquidate their investment.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 100,000,000 shares of common stock.  The following summary descriptions of the Company's common stock are qualified in its entirety by reference to the Company's Articles of Incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Holders of common stock are entitled to one vote for each share held on matters submitted to a vote of shareholders.  Under provisions of Colorado law, cumulative voting of shares is allowed in the election of directors.  Holders of common stock are entitled to receive ratably any dividends that may be declared by the Board of Directors of the Company out of legally available funds.  Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably the net assets of the Company after payment of all debts and liabilities and liquidation preferences of any outstanding shares of Preferred Stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  We are not authorized to issue any preferred stock.

Certain Provisions of Colorado Law

The Company is a Colorado corporation and is subject to the provisions of the Colorado Business Corporation Act ("CBCA").

The CBCA provides that a Colorado corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful.  A Colorado corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation.  Our articles of incorporation do not contain any provisions for the indemnification of officers or directors of the Company, although our bylaws provide that the Company will indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties..  Finally, the CBCA requires a corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The CBCA requires a corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of state law or our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

N8 CONCEPTS, INC.
(A Development Stage Company)
Index to Financial Statements

Page

Report of Independent Registered Public Acounting Firm	F-2

Balance Sheet at June 30, 2007	F-3

Statement of Operations for the period from
March 21, 2007 (inception) through June 30, 2007	F-4

Statement of Changes in Shareholders' Equity for the period from
March 21, 2007 (inception) through June 30, 2007	F-5

Statement of Cash Flows for the period from
March 21, 2007 (inception) through June 30, 2007	F-6

Notes to Financial Statements	F-7

Report of Registered Independent Public Accounting Firm

The Board of Directors and Shareholders
N8 Concepts, Inc.:

We have audited the accompanying balance sheet of N8 Concepts, Inc. (a development stage company) as of June 30, 2007, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from March 21, 2007 (inception) through June 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of N8 Concepts, Inc. as of June 30, 2007, and the results of its operations and its cash flows for the period from March 21, 2007 (inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a limited operating history and has incurred losses since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to this matter is also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
August 10, 2007

N8 Concepts, Inc.
(A Development Stage Company)
Balance Sheet
June 30, 2007

Assets
Current Assets:
Cash	$10,864
Accounts receivable	410
Total current assets	11,274

Intangible assets:
Website	3,235
Trademark	2,206
Deposit	50

$16,765

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$391
Total current liabilities	391

Shareholder’s equity (Note 3):
Common stock, $.001 par value; 100,000,000 shares authorized,
5,450,000 shares issued and outstanding	5,450
Additional paid-in capital	22,950
Deficit accumulated during development stage	(12,026)

Total shareholder’s equity	16,374

$16,765

See accompanying notes to financial statements

N8 Concepts, Inc.
(A Development Stage Company)
Statement of Operations

March 21, 2007 (Inception) Through June 30, 2007

Sales	$2,462
Cost of goods sold	4,366
Gross profit	(1,904)

Operating expenses:
Selling, general and administrative expenses	9,224
Contributed rent (Note 2)	900

Operating loss	(12,028)

Other income:
Interest income	2

Loss before income taxes	(12,026)

Provision for income taxes (Note 4)	-

Net loss	$(12,026)

Basic and diluted loss per share	$(0.002)

Weighted average common shares outstanding	5,125,000

See accompanying notes to financial statements

N8 Concepts, Inc.
(A Development Stage Company)
Statement of Changes in Shareholder's Equity

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid in	Development	Shareholder's
	Shares	Par Value	Capital	Stage	Equity

Balance, March 21, 2007 (inception)	—	$—	$—	$—	$—

March 2007, common stock sold to
officers ($.001/share) (Note 2)	5,000,000	5,000	—	—	5,000
May 2007 through June 2007, common
stock sold in private placement offering
($.05/share) (Note 3)	450,000	450	22,050	—	22,500
Office facilities contributed by an officer (Note 2)	—	—	900	—	900
Net loss, period ended June 30, 2007	—	—	—	(12,026)	(12,026)

Balance at June 30, 2007	5,450,000	$5,450	$22,950	$(12,026)	$16,374

See accompanying notes to financial statements

N8 Concepts, Inc.
(A Development Stage Company)
Statement of Cash Flows

March 21, 2007 (Inception) Through June 30, 2007

Cash flows from operating activities:
Net income(loss)	$(12,026)
Adjustments to reconcile net loss to net cash
used by operating activities:
Contributed rent	900
Changes in operating assets and liabilities:
Receivables	(410)
Other assets	(50)
Accounts payable and accrued liabilities	391
Net cash used in
operating activities	(11,195)

Cash flows from investing activities:
Payments for website development	(3,235)
Payments for trademark	(2,206)
Net cash used in
investing activities	(5,441)

Cash flows from financing activities:
Proceeds from sale of common stock	27,500
Net cash provided by
financing activities	27,500

Net change in cash and
cash equivalents	10,864

Cash and cash equivalents:
Beginning of period	—

End of period	$10,864

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—
Interest	$—

See accompanying notes to financial statements

N8 CONCEPTS, INC.
(A Development Stage Company)
Notes to Financial Statements

(1)	Summary of Significant Accounting Policies

Organization and Basis of Presentation
N8 Concepts, Inc. (the "Company") was incorporated in the state of Colorado on March 21, 2007.  The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.  While the Company is in the development stage, it has commenced its initial operations.  The Company has licensed, and the licensor is in the process of registering, the logos Never Lay Up, Police the Crease, and Rail Rat with the intention of establishing a strategic plan to introduce and promote the logo on a line of apparel for wholesale, retail and online distribution.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company is a development stage company with losses since inception.  These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its website, and ultimately attain profitability.  The Company intends to acquire additional operating capital through equity offerings to fund its business plan.  There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  There were no cash equivalents at June 30, 2007.

Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities.  At June 30, 2007, the fair value of the Company’s financial instruments approximate fair value due to the short-term maturity of the instruments.

N8 CONCEPTS, INC.
(A Development Stage Company)
Notes to Financial Statements

Accounts Receivable
Accounts receivable consists of amounts due from customer sales.  The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. At June 30, 2007, management believes all receivables are collectible and, accordingly, no allowance for uncollectible accounts is necessary.

Website development costs
The Company capitalizes internal and external costs incurred to develop its website during the application development stage in accordance with Statement of Position 98-1 (“SOP 98-1”), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  Capitalized website development costs will be amortized over an estimated life of five years commencing on the date the website is ready for its intended use.  The website was not ready for its intended use at June 30, 2007.

The Company also follows Emerging Issues Task Force Issue No. 00-2 (“EITF 00-2”), Accounting for Website Development Costs.  EITF 00-2 requires the implementation of SOP 98-1 when software is used by a vendor in providing a service to a customer but the customer does not acquire the software or the right to use it.

Costs incurred during the operating stage of the website including training, administration, maintenance, and other costs to operate the website will be expensed as incurred.  However, costs incurred during the operating stage that provide additional functions or features and that upgrade or enhance the website will be capitalized.

Impairment of Long-Lived Assets
The Company evaluates the carrying value of any long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount.   If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Loss per Common Share
The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At June 30, 2007, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

N8 CONCEPTS, INC.
(A Development Stage Company)
Notes to Financial Statements

Revenue Recognition
Sales revenue is recognized upon the shipment of product to customers.  Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances are recognized.

Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”).  SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Recent Accounting Pronouncements
In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155 (SFAS 155), Accounting for Certain Hybrid Financial Instruments- an amendment of FASB Statements No. 133 and No. 140. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement.  The Company does not expect the adoption of SFAS 155 to have a material impact on its financial statements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140, which requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under certain circumstances.  The Company does not expect the adoption of SFAS 156 to materially impact its financial position or results of operations.

 In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to materially impact its financial position or results of operations.

N8 CONCEPTS, INC.
(A Development Stage Company)
Notes to Financial Statements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS 157 to materially impact its financial position or results of operations.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect the adoption of SFAS 157 to materially impact its financial position or results of operations.

(2)	Related Party Transactions

The Company’s president contributed office space to the Company for the period presented.  The office space was valued at $300 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

During March 2007, the Company sold 5,000,000 shares of its restricted common stock to its two officers for $5,000 ($.001/share).

(3)       Shareholders’ Equity

During May and June 2007, the Company offered for sale 500,000 shares of its common stock at a price of $0.05 per share. As of June 30, 2007, the Company sold 450,000 shares for gross proceeds of $22,500.  The offering was made in reliance on an exemption from registration of a trade in the United States under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering.  All sales were conducted through the Company's officers and director.

N8 CONCEPTS, INC.
(A Development Stage Company)
Notes to Financial Statements

(4)       Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

June 30,
2007
U.S. statutory federal rate.	15.00%
State income tax rate, net of federal benefit	3.94%
Contributed rent	-1.42%
Net operating loss for which no tax
benefit is currently available	-17.52%
0.00%

At June 30, 2007, deferred tax assets consisted of a net tax asset of $2,107, due to operating loss carryforwards of $11,126, which was fully allowed for, in the valuation allowance of $2,107.  The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.  The change in the valuation allowance for the period ended June 30, 2007 totaled $2,107.  The current tax benefit for the period ended June 30, 2007 also totaled $2,107.  The net operating loss carryforward expires through the year 2027.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers

         The Colorado Business Corporation Act provides that a Colorado corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful.  A Colorado corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation.  The Colorado Business Corporation Act also  requires a Colorado corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The registrant's Articles of Incorporation do not contain the provisions permitted by the Colorado Business Corporation Act described in the preceding paragraph, although the registrant bylaws provide that the registrant will indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties.  The registrant does not maintain any insurance or other contract for the indemnification of the registrant's directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

We estimate that our expenses in connection with this registration statement will be as follows:

Securities and Exchange Commission registration fee	$3.45
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$5,000.00
Submission Fee and Printing	$2,496.55

Total	$22,500.00

Item 26. Recent Sales of Unregistered Securities.

Since our inception on March 21, 2007, we have issued and sold an aggregate of 500,000 share of our common stock without registration.  We initially issued and sold 5,000,000 shares of common stock to our founders for an aggregate consideration of $5,000. Beginning in May, 2007 we issued and sold an additional 500,000 shares of our common stock to an aggregate of 6 investors for an aggregate consideration of $25,000 in cash.  We relied on Sections 4(2) of the Securities Act. All investors in our offering completed subscription agreements in which they represented that they were "accredited investors," as that term is defined in Section 4(6) and Rule 501 of Regulation D.  All investors were provided with a memorandum containing information necessary for them to make an informed investment decision regarding their investments in the registrant.  No general solicitation or general advertising was utilized in the offer and sale of our common stock in our private offering.

Item 27. Exhibits.

3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion of Robinson Waters & O'Dorisio, P.C.*
10.1	Form of Trademark License Agreement between N8 Concepts, Inc. and James H. Watson, Jr. ("Never Lay Up")
10.2	Form of Trademark License Agreement between N8 Concepts, Inc. and James H. Watson, Jr. ("Police the Crease")
10.3	Form of Trademark License Agreement between N8 Concepts, Inc. and James H. Watson, Jr. ("Rail Rat")
23.1	Consent of Cordovan & and Honeck LLP
23.2	Consent of Robinson Waters & O'Dorisio, P.C (included in Exhibit 5.1)
        ____________________

(1)         Previously filed
*         To be filed by amendment.

ITEM 28   UNDERTAKINGS

The Registrant undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(iv)
Include any prospectus required by Section 10(a)(3) of the Securities Act;

(v)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(vi)
Include any additional or changed material information on the plan of distribution.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

 (iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

 (iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

That for the purpose of determining liability under the Securities Act to any purchaser:

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Littleton, State of Colorado on the 8th day of October, 2007.

N8 Concepts, Inc.

By:	/s/ James H. Watson, Jr.
James H. Watson, Jr., President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title(s)	Date

/s/ James H. Watson, Jr.	President, Treasurer, Secretary,	October 8, 2007
James H. Watson, Jr.	Chairman of the Board of Directors

/s/ Kenneth Relyea	Vice President and a Director	October 8, 2007
Kenneth Relyea